Exhibit 99.1
ASGN Announces Agreement to Sell Oxford Global Resources
Updates Financial Estimates for Q2 2021
Acquires Healthcare and Manufacturing Consulting Services Business

Company to Host Conference Call on July 1, 2021 Before Market Open and Provides Updated Supplemental Materials

RICHMOND, VA., July 1, 2021 -- ASGN Incorporated (NYSE: ASGN), one of the foremost providers of IT and professional services in the technology, digital, creative, engineering and life sciences fields across commercial and government sectors, today announced the following transactions: 1) entered into a definitive purchase agreement to sell its Oxford Global Resources (“Oxford”) business unit to an affiliate of H.I.G. Capital (“H.I.G.”), a leading global alternative investment firm, and 2) acquired the Infor business unit of Avaap (“Infor Business Unit”), a modern enterprise solutions integrator with deep domain expertise in healthcare and manufacturing across the U.S. and Europe. The Company also increased its financial estimates for the second quarter of 2021.
Highlights:
•Entered into a definitive purchase agreement to sell Oxford for $525 million in cash to an affiliate of H.I.G., with an anticipated closing after the receipt of all HSR and anti-trust approvals
•Revised Q2 2021 guidance estimates to reflect improvement in operating performance and to present the Oxford business as Discontinued Operations
•Changed financial reporting segments to give effect to the divesture of the Oxford business (Company now reporting two segments: Commercial and Federal Government)
•Acquired the Infor Business Unit to strengthen the Commercial Segment’s consulting solutions capabilities and offerings in the Healthcare and Consumer & Industrials sectors
•Scheduled conference call for July 1st at 9:00 a.m. ET to discuss these announcements
•Provided updated supplemental materials for Q1 2021 that presents the Oxford business as Discontinued Operations for the last nine historical quarters and the full years 2019 and 2020 (available on the Events & Presentations section of the Investor Relations page).
Agreement to Sell Oxford Global Resources
On June 30, 2021, ASGN entered into a definitive purchase agreement to sell Oxford to an affiliate of H.I.G., for $525 million in cash. Concurrent with this announcement, the Company has launched a process seeking certain amendments to its senior secured credit facilities, which will, among other things, facilitate the closing of this sale under the credit documents.
Oxford offers on-demand high-end consulting talent for niche commercial IT, healthcare, life sciences and engineering clients and accounted for approximately 11.6 percent of ASGN’s consolidated revenues and 10.8 percent of ASGN’s consolidated Adjusted EBITDA for the three months ended March 31, 2021.
As a result of the decision to divest the Oxford business, operating results of that business will now be reported as Discontinued Operations in this and all future releases and SEC filings. This sale is expected to be completed after the receipt of all HSR and anti-trust approvals and the proceeds, net of income taxes, are anticipated to be approximately $400.0 million. CyberCoders, formerly part of the Oxford Segment, will join Apex Systems and Creative Circle in the Company’s newly created Commercial Segment, while ECS will now comprise the Federal Government Segment.

“The sale of Oxford represents a pivotal moment for ASGN,” said ASGN President and Chief Executive Officer, Ted Hanson. “We are proud of Oxford’s history and performance as part of our Company since its acquisition in 2007. That said, we are always evaluating our portfolio of businesses and their fit with our long-term strategy to be an industry-leading provider of IT services and solutions to the commercial and government marketplaces. Given the evolution of our business since Oxford’s acquisition, including a much greater focus on high growth IT consulting services and solutions for Fortune 500 and Federal Government accounts, we believe that new ownership is exactly what Oxford needs to reach its full potential.”
Mr. Hanson continued, “We have taken this opportunity as our global economy improves and the M&A market remains productive, to sell Oxford and singularly focus our capital deployment on our high growth IT services and solutions. All proceeds from this transaction will add to the capital we have available to deploy toward our highest growth, highest margin units that drive our long-term strategy forward, including our commercial consulting practice, which has reached an annual revenue run rate of roughly $470 million, and our federal government business, which has now surpassed $1 billion in revenues. Our underlying business remains very strong, as is evident by our updated second quarter guidance, and we look forward to continuing to share our progress on our Q2 2021 conference call later this month.”
Revised Guidance Estimates for Q2 2021
The table below presents the Company’s revised guidance estimates for Q2 2021 compared with previous guidance estimates for the quarter and results for certain historical periods. All amounts in the table reflect the treatment of the Oxford business as Discontinued Operations. The previous Q2 2021 guidance estimates were derived from the Company’s first quarter 2021 earnings release dated April 28, 2021. The revised financial estimates reflect both the treatment of the Oxford business as Discontinued Operations and the improvement in operating performance since the previous guidance estimates were announced. These previous and revised guidance estimates for Q2 2021 do not include any acquisition, integration or strategic planning expenses (see note 5 to the table below).

	ASGN Q2 Guidance Estimates[1]
	Previous[2]		Revised		Restated[3]
($'s in millions, except per share amounts)	Low	High	Low	High	Q2 2020	Q1 2021
Revenues	$930.3	$950.3	$960.0	$970.0	$831.9	$907.0
Selling, General and Administrative Expenses	$172.1	$169.0	$171.7	$173.9	$146.0	$164.4
Amortization of Intangible Assets	$12.0	$12.0	$12.0	$12.0	$12.4	$12.0
Interest Expense	$(9.3)	$(9.3)	$(9.3)	$(9.3)	$(9.7)	$(9.2)

Income from Continuing Operations	$48.4	$52.0	$55.9	$57.7	$43.5	$42.7
Income from Discontinued Operations	8.1	8.1	8.7	8.7	5.3	6.0
Net Income	$56.5	$60.1	$64.6	$66.4	$48.8	$48.7

Adjusted Net Income:
Continuing Operations	$60.0	$63.6	$67.5	$69.3	$56.1	$55.1
Discontinued Operations	8.2	8.2	8.7	8.7	5.6	6.5
	$68.2	$71.8	$76.2	$78.0	$61.7	$61.6

Earnings per Share - Diluted
Continuing Operations	$0.90	$0.97	$1.04	$1.07	$0.82	$0.80
Discontinued Operations	0.15	0.15	0.16	0.16	0.10	0.11
	$1.05	$1.12	$1.20	$1.23	$0.92	$0.91

Adjusted Earnings Per Share:
Continuing Operations	$1.11	$1.18	$1.25	$1.29	$1.06	$1.03
Discontinued Operations	0.15	0.15	0.16	0.16	0.11	0.12
	$1.26	$1.33	$1.41	$1.45	$1.17	$1.15

Common shares and share equivalents - Diluted	53.9	53.9	53.9	53.9	53.0	53.7
Continuing Operations:
Adjusted EBITDA	$105.0	$110.0	$114.0	$116.5	$95.2	$96.9
Gross Margin	27.8%	28.1%	28.1%	28.3%	27.3%	26.9%
Adjusted EBITDA Margin	11.3%	11.6%	11.9%	12.0%	11.4%	10.7%
Effective Tax Rate	27.3%	27.3%	27.3%	27.3%	26.6%	26.4%
Depreciation[4]	$7.8	$7.8	$7.8	$7.8	$6.3	$7.4
Stock-based Compensation	$9.5	$9.5	$9.5	$9.5	$6.9	$9.2
Acquisition, Integration and Strategic Planning Expenses[5]	NI	NI	NI	NI	$0.3	$0.8

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1 Estimates present Oxford business as Discontinued Operations (excluded from Continuing Operations).
2 Previous estimates derived from earnings release dated April 28, 2021 and adjusted to present Oxford business as Discontinued Operations.
3 Historical as reported results adjusted to present Oxford business as Discontinued Operations.
4 Includes depreciation in Costs of Services of $1.4 million in Q2 2021, $0.8 million in Q2 2020 and $1.3 million Q1 2021.
5 Estimated amounts are not included in Previous or Revised Estimates. These expenses are currently estimated to total $5.5 million, of which approximately $3.0 million relates to Oxford sale and will be included in Discontinued Operations and the remainder included in SG&A Expenses of Continuing Operations and will be "added-back" in the determination of Adjusted EBITDA.

The above revised guidance estimates for Q2 2021 imply year-over-year growth in: (i) revenues of 15.4 percent to 16.6 percent (up from previous estimates of 11.8 percent to 14.2 percent); (ii) Income from Continuing Operations of 28.1 percent to 32.3 percent (up from previous estimates of 10.9 percent to 19.3 percent) and (iii) Adjusted EBITDA of 19.7 percent to 22.3 percent (up from previous estimates of 10.2 percent to 15.5 percent). Income from Discontinued Operations reflects the current estimate of income from the Oxford business, net of income taxes. For Q2 2021, the Oxford business is estimated to generate income, net of income taxes, of $8.7 million, which will be reported as Income from Discontinued Operations on revenues of approximately $133.2 million, which are not included in Revenues from Continuing Operations.
Acquisition of Healthcare and Manufacturing Consulting Services Business
On June 30, 2021, the Company also acquired the Infor Business Unit of Avaap, a modern enterprise solutions integrator with deep domain expertise in healthcare and manufacturing across the U.S. and Europe, for $86 million in cash. The Infor Business Unit includes roughly 240 employees who are now part of Apex Consulting Services.
Through the addition of this business, ASGN will add to its growing portfolio of high growth IT solutions and consulting capabilities for its healthcare and manufacturing clients, including new and enhanced advisory and managed services offerings. With the continued expansion of IT budgets, ASGN expects significant opportunities ahead for the Infor Business Unit as legacy users of the Infor enterprise solution upgrade to the cloud, specifically healthcare and manufacturing users among other industry users.
“We believe that M&A represents the highest return on invested capital for our shareholders. We are very excited to welcome Infor Business Unit’s team to ASGN and further enhance our commercial IT consulting capabilities,” said Mr. Hanson. “Our Company remains at the forefront of digital transformation, and by adding Avaap’s expertise in enterprise solutions, we will continue to differentiate ASGN in the commercial consulting marketplace.”
Equity Grants
In addition to the cash consideration for the aforementioned acquisition, ASGN is granting restricted stock unit awards to 16 Avaap healthcare and manufacturing business unit employees covering approximately 31,000 shares. Subject to continued service to ASGN, these grants will vest: (a) one-half on the second anniversary of the grant date, and (b) 25 percent on each of the third and fourth anniversaries of the grant date. The restricted stock unit awards were granted as employment inducement awards pursuant to the New York Stock Exchange rules.
Conference Call
ASGN will hold a conference call on July 1, 2021, at 9:00 a.m. ET to discuss these announcements. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13720862. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast information for this call can be accessed on the Events & Presentations section of ASGN’s investor relation’s website.
A replay of the conference call will be available beginning July 1, 2021 at noon ET until July 15, 2021. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID is 13720862.

Legal and Financial Advisors
ASGN retained Sullivan & Cromwell LLP as legal counsel for both the sale of Oxford and the acquisition of Avaap’s Infor Business Unit. William Blair and Truist Securities served as financial advisors in the sale of Oxford.
H.I.G. Capital retained Ropes & Gray LLP as legal counsel and Wells Fargo Securities, LLC as exclusive financial advisor in the purchase of Oxford from ASGN.
Avaap retained Greenberg Traurig as legal counsel and Houlihan Lokey as their investment banking advisor on the sale of their Infor Business Unit to ASGN.
About ASGN Incorporated
ASGN Incorporated (NYSE: ASGN) is one of the foremost providers of IT and professional services in the technology, digital, creative, engineering and life sciences fields across commercial and government sectors. ASGN helps leading corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT solutions. ASGN's mission is to be the most trusted partner for companies seeking highly skilled human capital and integrated solutions to fulfill their strategic and operational needs. For more information, visit us at asgn.com.
About Avaap
Avaap is a KLAS-recognized, industry-focused, cross-platform management and technology consulting firm known for delivering strategic technology solutions and exceptional customer experiences. With offices across the U.S. and around the world, Avaap has expertise in healthcare, higher education, government and manufacturing among other industries. Organizations ranging from medium-sized businesses to large enterprises have partnered with Avaap for successful transformations. To learn more, visit www.avaap.com.
Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.
All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, we make no assurances that the estimates of revenues and Adjusted EBITDA will be achieved. Factors that could cause or contribute to such differences include actual demand for ASGN services, the Company’s ability to attract, train and retain qualified staffing consultants, the Company’s abilities to remain competitive in obtaining and retaining clients, the availability of qualified contract professionals, management of growth, continued performance and improvement of enterprise-wide information systems, the Company’s ability to manage litigation matters, the successful integration of recent or future acquisitions and demand for each of our services and other risks detailed from time to time in reports filed with the SEC, including ASGN's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 1, 2021. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

Reconciliations of Estimated GAAP to Non-GAAP Measures for the Q2 2021 Guidance Estimates

($'s in millions, except per share amounts)	Low	High
Net Income	$64.6	66.4
Income from Discontinued Operations	8.7	8.7
Income from Continuing Operations	55.9	57.7
Interest Expense	9.3	9.3
Provision for Income Taxes	19.5	20.2
Depreciation Expense[1]	7.8	7.8
Amortization of Intangible Assets	12.0	12.0
EBITDA (non-GAAP measure)	104.5	107.0
Stock-based Compensation	9.5	9.5
Adjusted EBITDA (non-GAAP measure)	$114.0	$116.5

Net Income	$64.6	$66.4
Income from Discontinued Operations	8.7	8.7
Income from Continuing Operations	55.9	57.7
Amortization of Intangible Assets	12.0	12.0
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.4)	(0.4)
Adjusted Net Income (non-GAAP measure)	$67.5	$69.3

Per Diluted Share:
Income from Continuing Operations	$1.04	$1.07
Income from Discontinued Operations	0.16	0.16
Net Income	$1.20	$1.23

Adjusted Net Income (non-GAAP measure)	$1.25	$1.29

Common Shares and Share Equivalents - Diluted	53.9	53.9

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1Includes depreciation expense in selling, general and administrative expenses of $6.4 million and depreciation expense in costs of services of $1.4 million.

Non-GAAP Financial Measures
Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, Senior Secured Debt leverage ratio and Revenues on a same Billable Days and Constant Currency basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.
EBITDA and Adjusted EBITDA provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.
Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.
Contacts:
Ed Pierce
ASGN Chief Financial Officer
818-878-7900

Kimberly Esterkin
ADDO Investor Relations
310-829-5400
kesterkin@addo.com